Exhibit 99.2 4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

September 3, 2021

Dear Assure Stakeholders,

I am excited to report that Assure is approaching a key milestone after a multi-year effort to harness growth opportunities, strengthen and extend our platform and improve capabilities and processes. We anticipate the approval of our NASDAQ listing. Assure intends to be the first intraoperative neuromonitoring focused company trading on a major U.S. exchange.

We believe that Assure has reached the level of maturity necessary to take advantage of the accelerating benefits and opportunities that a NASDAQ listing can provide, including enhancing Assure’s visibility, industry profile and market liquidity. Assure anticipates that it can leverage a NASDAQ listing to help create long-term stockholder value and attract a broader, more diverse stockholder base by appealing to institutional investors and equity research analysts. We have enhanced our corporate governance, transparency and disclosure policies to NASDAQ standards, further distinguishing Assure as a compliance leader in our industry. Finally, a NASDAQ listing may be an important differentiator for Assure as we pursue M&A transactions. These all represent important advantages for Assure and our shareholders.

In connection with our NASDAQ listing application, we will effect a 5:1 reverse stock split to meet NASDAQ’s share price requirements.  We did not take this decision lightly and are moving forward fully prepared after careful consideration from our management team, board of directors and seasoned outside advisors. You may have questions about the reverse stock split, so we have prepared a FAQ, which is attached to this letter.

Finally, I summarize highlights from Assure’s 2021 progress and performance. For a fuller perspective, read these in conjunction with our SEC public filings:

●Strong Growth in Procedure Run Rate – In 2Q’21 we performed 4,257 managed cases, increasing our procedure total by 114% compared to the year-earlier period. Our growing scale will also help us negotiate additional in-network agreements.
●Market Share Capture – Assure is continuing to grab market share both organically and through M&A, taking advantage of a highly fragmented industry where many of our peers lack the capabilities to adapt, grow or even survive. Assure expects organic growth to increase in the second half of this year, and our M&A pipeline has never been more active.
●Ramping Teleneurology Platform – Assure’s telehealth professional neurology services will sharply reduce the Company’s cost of delivery for providing IONM services thereby driving higher revenue and profit on every procedure we perform. Further, we believe our teleneurology platform will serve as a springboard for supporting other IONM providers and hospitals, and ultimately position the Company to market this offering to doctors and medical groups seeking telehealth neurology services associated with epilepsy, electroencephalogram (EEG), stroke and sleep disorders, among other services.
●Strengthened Balance Sheet – Our financial flexibility continues to improve. In June, we secured an $11m credit facility. Assure also received a second draw Paycheck Protection Program loan we expect to be forgiven in the third quarter.
●Ramping In-network Revenue Stream – Approximately 30% of our commercial insurance volume is secured in contractual rates and our goal is to reach 50% of Assure’s commercial insurance volume on a run-rate basis by the end of 2021. This will help us deliver better and more predictable results with less volatility.
●Accelerated Cash Collections – Our revenue cycle management function has become more sophisticated, automated and data-driven and represents a key differentiator compared with industry peers. The Company is now collecting cash on over 50% of the amounts that are billed or invoiced within six months, a significant step forward from where we were in early 2020.

We are excited about the future. Thank you for your continued support.

Sincerely,

John Farlinger

CEO, Assure Holdings Corp.

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Assure Holdings

FAQ Reverse Stock Split Process
September 3, 2021

On September 3, 2021, Assure Holdings Corp. (“Assure”) announced that Assure’s Board of Directors approved a share reverse stock split of its issued and outstanding and authorized common stock (the “Reverse Split”) to meet the share price requirements of NASDAQ Capital Market.  On August 31, 2021, Assure filed a Certificate of Change with the Nevada Secretary of State to effect the Reverse Split on a 5 (old) share to 1 (new) share basis.  The Reverse Split will be effected at 5:30 p.m. (Eastern Time) on September 7, 2021, and Assure’s common stock will commence trading on a Reverse Split basis on September 8, 2021.

What is a reverse stock split?

A reverse stock split consolidates a fixed number of existing shares for a smaller number of new shares.  Assure is effecting a 5 (old) for 1 (new) share Reverse Split, which will reduce the number of Assure’s authorized and issued and outstanding Common Stock on a 5:1 basis.

What is the effect of Assure’s Reverse Split?

Based on the Reverse Split ratio of 5 (old) to 1 (new), the total number of shares of common stock authorized by Assure will be reduced from 900,000,000 shares of common stock, par $0.001, to 180,000,000 shares of common stock, par $0.001, and the number of shares held by each stockholder will consolidate automatically on a 5 (old) for 1 (new) share basis.  As of September 2, 2021, Assure had 59,181,440 shares of Common Stock issued and outstanding, and after the Reverse Split, Assure will have approximately 11,836,288 shares of Common Stock issued and outstanding.

The Reverse Split affects all Assure stockholders uniformly and does not affect any stockholder’s percentage ownership interests or proportionate voting power, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

On September 8, 2021, the trading price for Assure’s post-split common stock is expected to rise mechanically based on the 5:1 Reverse Split ratio (i.e., increase by 500% per share) to give effect to the Reverse Split.

Why is Assure doing a reverse stock split?

Assure has applied to list its common stock on the NASDAQ Capital Markets.  The 5:1 Reverse Split of its common stock is being implemented to satisfy the share price requirements of NASDAQ Capital Market (“NASDAQ”).

The listing of Assure’s common stock on NASDAQ is subject to satisfaction of the listing requirements of NASDAQ and approval of the listing by the exchange. There can be no assurance that NASDAQ will approve Assure’s listing application in a timely manner, if at all.

When will the reverse stock split be effective?

The stock split will be effective at 5:30 p.m. (Eastern Time) on September 7, 2021, and Assure’s common stock will begin trading on a split-adjusted basis at market open on September 8, 2021.

How does the post-reverse stock split affect trading of Assure common stock on the TSX Venture Exchange?

Assure’s common stock will begin trading on the TSX Venture Exchange (TSXV) on a Reverse Split adjusted basis at the open of trading on September 8, 2021, meaning that each five (5) pre-split shares will represent one (1) post-split share

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

and the share price is expected to rise mechanically and in proportion to 5:1 Reverse Split ratio (i.e., increase by 500% per share).

For example: With a Reverse Split ratio of 5 (old) to 1 (new) and assuming Assure’s September 1, 2021, TSXV closing price of Cdn$2.00, the new share price should be Cdn$10.00 after the Reverse Split. Please note, however, that Assure cannot anticipate market changes of the share price and cannot therefore guarantee the impact of the reverse split or market factors on the share price following the completion of the reverse stock split.

Assure’s TSXV trading symbol, IOM, will remain unchanged.  However, the shares will trade under new CUSIP number (04625J204), which is a number used to identify a company’s equity securities.

Assure has been advised that trading of Assure’s common stock on the OTCQB (ARHH) will follow the TSXV market.  The Company’s OTCQB trading symbol will be designated with a “D” for the Reverse Split (ARHHD) for 20 trading days.

Are all stockholders impacted the same as a result of the reverse split?

Yes.  The reverse stock split affects all Assure stockholders uniformly, except for minor changes and adjustments that will result from rounding fractional shares into whole shares and does not affect any stockholder’s percentage ownership interests or proportionate voting power.

For example, as of September 7, 2021, Assure had 59,181,440 shares of Common Stock issued and outstanding, and after the Reverse Split, Assure will have approximately 11,836,288 shares of Common Stock issued and outstanding.  If you own 5,000 shares of Common Stock before the Reverse Split, you will own 1,000 shares of post-split Common Stock and your percentage ownership and voting power will remain unchanged.

We should note that no fractional shares will be issued in connection with the reverse split and all fractional shares will be rounded up to the next whole share, which may have nominal effect on the issued and outstanding capitalization.

Will I own fractional shares after the reverse stock split?

No.  All fractional shares resulting from the Reverse Split will be rounded up to the next whole share.

Do I need to take any action?

Beneficial holders: If you are a beneficial holder (your shares are held in the name of a brokerage firm, bank, trust, or other similar organization), you do not need to act.

Registered holders whose shares are held only electronically in book-entry form: If you are a registered holder and your shares are held only electronically in book-entry form (DRS) on the records of Computershare Investor Services, Inc., the Company’s transfer agent (the “Transfer Agent”), will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on such stockholders’ next account statement.

Registered holders of shares held in certificate form:  Stockholders holding paper certificates may (but are not required to) exchange their stock certificates for post-split shares of Common Stock held electronically in DRS book-entry form, which means they will not receive physical stock certificates and will receive a statement of account and instructions from the Transfer Agent regarding the transition to book-entry share registration. To obtain a Letter of Transmittal or for instructions on how a stockholder should surrender his, her or its certificates representing pre-split shares of Common Stock to the Transfer Agent in exchange for post-split shares in DRS book-entry form, please contact Computershare Investor Services, Inc. toll free at 1-800-564-6253 or outside the U.S. and Canada at 1-514-982-7555.

Who is the transfer agent for Assure common stock?

Computershare Investor Services, Inc.

100 University Ave, 8th Floor

Toronto, Ontario

M5J 2Y1

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Where can I get more information?

If you have questions relating to the mechanics of the Reverse Split, you should contact:

Computershare Investor Services, Inc.

Toll free at 1-800-564-6253 or outside the U.S. and Canada at 1-514-982-7555.

Email: info@computershare.com

Assure Holdings Corp.

Scott Kozak, Investor and Media Relations

Phone: 720-287-3093

Scott.Kozak@assureiom.com

Caution Concerning Forward Looking Statements:

This document contains “forward-looking statements”— within the meaning of applicable securities laws, including, but not limited to: the Company’s execution of its key corporate objectives; the Company’s ability to satisfy the listing requirements of NASDAQ Capital Market; the Board’s determination of independence of committee members, financial literacy and designation of its audit committee financial expert; the timing of the share consolidation satisfy the minimum share price requirements of NASDAQ Capital Market; the anticipated timely approval of the TSX Venture Exchange for the share consolidation; the anticipated approval for the listing of Assure’s common stock on NASDAQ Capital Market; the benefit of listing of Assure’s common stock on NASDAQ Capital Market; the improvement of overall corporate governance through the adoption of new committee charters and policies; the increased visibility and awareness created by a listing on a national exchange; the potential increase in liquidity; the potential enhancement in value of Assure’s common stock for future M&A transactions and other estimates and anticipated results. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “plans,” “should,” “could,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations, beliefs and projections of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the TSX Venture Exchange may not approve the share consolidation on a timely basis, if at all; the uncertainty surrounding the spread of COVID-19, rising COVID-19 cases, restrictions on elective surgeries due to hospital capacity and staff shortages, government mandates due to COVID-19 and other adverse consequences arising out of the pandemic; the Company’s ability to successfully expand or implement its acquisition strategies; the Company’s ability to collect past due accounts receivable; the accuracy of the reservations made to receivables; the Company may not be able to maximize the Company’s in-network revenue and negotiate new in-network agreements; the Company’s expansion into telehealth may not result in the negotiation of new in-network agreements and strengthen the Company’s position to sell directly to hospitals; the Company may not be able to execute on this key corporate objectives; uncertainties related to market conditions and our ability to qualify for a listing on NASDAQ Capital Market; the potential adverse impact of the share consolidation on the price of the Company’s common stock; the uncertainty surrounding the spread of COVID-19 and the impact of legislative changes, healthcare reform, economic activity in general could have on the Company’s operations and financial results of operations; transactions contemplated by the Company in connection with its capital markets transactions, expansion or growth opportunities; the Company may not maintain its employment and compensation framework within the parameters of the Coronavirus Aid, Relief, and Economic Security Act, which may result in all or a portion of it relief loans not being forgiven, and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission and available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.